Rule 433
                                          File Nos. 333-114270 and 333-114270-03
     The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC (including any related free-writing prospectus, preliminary prospectus supplement or preliminary pricing supplement, as applicable), for more complete information about the issuer and this offering. You may get these documents, as well as the final prospectus, prospectus supplement or pricing supplement (when completed), as applicable (such preliminary and final documentation together, the Offer Documentation), for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offer Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: High Grade Fixed Income Syndicate or by calling 212 526 9664.


                                                                        Rule 433
                                          File Nos. 333-114270 and 333-114270-03
     The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC (including any related free-writing prospectus, preliminary prospectus supplement or preliminary pricing supplement, as applicable), for more complete information about the issuer and this offering. You may get these documents, as well as the final prospectus, prospectus supplement or pricing supplement (when completed), as applicable (such preliminary and final documentation together, the Offer Documentation), for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offer Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: High Grade Fixed Income Syndicate or by calling 212 526 9664.


                                                     Countrywide Financial Corp.
                                                                    $500,000,000
                                                2yr Floating Rate Notes due 2007

Issuer:                                   Countrywide Financial Corporation
Rating:                                   A3 / A / A
Type:                                     US MTN
Principal Amount:                         $500,000,000
Trade Date:                               December 14, 2005 at 3:00 PM
Settlement Date (T + 3):                  December 19, 2005
     First Pay Date: March 19, 2006, subject to business day convention
Maturity Date:                            December 19, 2007
Coupon Rate:                              3 Month U.S. LIBOR Telerate + 17 bps
     Payment and Reset Dates: Quarterly on the 19th of March, June, September, and December of each year
Issue Price:                              100.00%
Underwriting Discount:                    0.10%
Cusip:                                    22238HAV2
Common Code:                              023906228
ISIN:                                     US22238HAV24
Bookrunners (60%):                        Deutsche Bank Securities Inc.
                                   Lehman Brothers Inc. (Billing and Delivering)
                                          Wachovia Capital Markets, LLC
Lead Manager (20%):                       Countrywide Securities Corporation
Co-Managers (20%):                        Morgan Stanley & Co. Incorporated
                                   Dresdner Kleinwort Wasserstein Securities LLC
                                          Greenwich Capital Markets, Inc.
                                          SG Americas Securities, LLC

                                                                        Rule 433
                                          File Nos. 333-114270 and 333-114270-03
     The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC (including any related free-writing prospectus, preliminary prospectus supplement or preliminary pricing supplement, as applicable), for more complete information about the issuer and this offering. You may get these documents, as well as the final prospectus, prospectus supplement or pricing supplement (when completed), as applicable (such preliminary and final documentation together, the Offer Documentation), for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offer Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: High Grade Fixed Income Syndicate or by calling 212 526 9664.



                                                     Countrywide Financial Corp.
                                                                    $500,000,000
                                                3yr Floating Rate Notes due 2008

Issuer:                                   Countrywide Financial Corporation
Rating:                                   A3 / A / A
Type:                                     US MTN
Principal Amount:                         $500,000,000
Trade Date:                               December 14, 2005 at 3:00 PM
Settlement Date (T + 3):                  December 19, 2005
     First Pay Date: March 19, 2006, subject to business day convention
Maturity Date:                            December 19, 2008
Coupon Rate:                              3 Month U.S. LIBOR Telerate + 27 bps
     Payment and Reset Dates: Quarterly on the 19th of March, June, September, and December of each year
Issue Price:                              100.00%
Underwriting Discount:                    0.25%
Cusip:                                    22238HAW0
Common Code:                              023906244
ISIN:                                     US22238HAW07
Bookrunners (60%):                        Banc of America Securities LLC
                                          Deutsche Bank Securities Inc.
                                   Lehman Brothers Inc. (Billing and Delivering)
Lead Manager (20%):                       Countrywide Securities Corporation
Co-Managers (20%):                        Morgan Stanley & Co.
                                   Dresdner Kleinwort Wasserstein Securities LLC
                                          Greenwich Capital Markets, Inc.
                                          Wachovia Capital Markets, LLC